Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Redwire Corporation of our report dated April 2, 2025 relating to the financial statements of Edge Autonomy Intermediate Holdings, LLC, which appears in Redwire Corporation’s Current Report on Form 8-K dated April 3, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 7, 2025